Exhibit 32.2
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  CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18
                           OF THE UNITED STATES CODE


        I, Per Dyrvik, the Managing Director and Treasurer and principal financial officer of UBS Managed Fund Services, Inc., the Sponsor of UBS Managed Futures LLC (Aspect Series) (the "Series"), certify that (i) the Quarterly Report of the Series on Form 10-Q for the period ending March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Series.



Date: May 15, 2007
      ------------                           /s/ Per Dyrvik
                                            ---------------------------------
                                             Per Dyrvik
                                             Managing Director and Treasurer